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                                                                     EXHIBIT 5.1

                   [Letterhead of Parker Duryee Rosoff & Haft]

                                            July 30, 1996

Robotic Vision Systems, Inc.
425 Rabro Drive East
Hauppauge, New York 11788

                  Re:   Registration Statement on Form S-4
                        Under the Securities Act of 1933
                        File No. 333-08663

Ladies and Gentlemen:

                  In our capacity as counsel to Robotic Vision Systems, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-4, heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of up to 2,354,000 shares of common stock, $.01 par value, of the Company (the "RVSI Merger Stock") to be issued to holders of common stock, and, upon exercise, to holders of options and a warrant to purchase shares of common stock, of Computer Identics Corporation, a Massachusetts Corporation ("CI"), in connection with the merger of a wholly owned subsidiary of the Company ("Subsidiary") with and into CI (the "Merger") pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of July 23, 1996 (the "Merger Agreement"), by and among the Company, Subsidiary and CI.

               In that connection, we have examined the Restated Certificate of Incorporation and the By-Laws, as amended, of the Company, the Registration Statement, the Merger Agreement, corporate proceedings of the Company relating to the issuance of the RVSI Merger Stock, and such other instruments and documents as we have deemed relevant under the circumstances.

                  In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.


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Robotic Vision Systems, Inc.
July 30, 1996
Page 2

                  Based upon and subject to the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The RVSI Merger Stock has been duly and validly authorized and, when issued as provided in the Merger Agreement, will be duly and validly issued, fully paid and non-assessable.

                  We hereby consent to the use of our opinions as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement.

                                                    Very truly yours,

                                                    PARKER DURYEE ROSOFF & HAFT

                                                    By: /s/ Harris S. Jaffe
                                                        ------------------------
                                                        A Member of the Firm